EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

To the Board of Directors

Patriot Motorcycle Corporation

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Patriot Motorcycle Corporation on Form S-8 (File No. 333-75791) of our report, dated June 20, 2006, except for Note 9, as to which the date is July 21, 2006, appearing in this Annual Report on Form 10-KSB of Patriot Motorcycle Corporation for the year ended September 30, 2005.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida

July 28, 2006